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                                                                      EXHIBIT 23
                       INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Raritan Bancorp Inc.:

We consent to incorporation by reference in the Registration Statement (No. 33-36441) on Form S-8, and the Registration Statement (No. 33-36440) on Form S-8 of Raritan Bancorp Inc. of our report dated January 16, 1998, relating to the consolidated balance sheets of Raritan Bancorp Inc. and subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the 1997 Annual Report on Form 10-K of Raritan Bancorp Inc.


                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                            KPMG Peat Marwick LLP

Short Hills, New Jersey
March 24, 1998